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                                                                     Exhibit 5.2

         [LETTERHEAD OF MORRIS, NICHOLS, ARSHT & TUNNELL APPEARS HERE]


                                 July 3, 1997



RenaissanceRe Holdings Ltd.
Renaissance Capital Trust
Renaissance House
8-12 East Broadway
Pembroke, HM 12,
Bermuda

          Re:  RenaissanceRe Capital Trust
               ---------------------------



Ladies and Gentlemen:

          We have acted as special Delaware counsel to RenaissanceRe Capital Trust, a Delaware statutory business trust (the "Trust"), in connection with certain matters relating to the creation of the Trust and the proposed issuance of Series B Capital Securities of the Trust to beneficial owners pursuant to and
as described in Registration Statement No. 333-      (and the Prospectus forming
a part thereof) on Form S-4 filed with the Securities and Exchange Commission on July 3, 1997 (the "Registration Statement"). Capitalized terms used herein and not otherwise herein defined are used as defined in the Amended and Restated Declaration of Trust of the Trust dated as of March 1, 1997 (the "Governing Instrument").

          In rendering this opinion, we have examined copies of the following documents in the forms provided to us: the Certificate of Trust of the Trust as filed in the Office of the Secretary of State of the State of Delaware (the "State Office") on February 25, 1997 (the "Certificate of Trust"); a Declaration of Trust of the Trust dated as of February 25, 1997 (the "Original Governing Instrument"); the Governing Instrument; the Indenture dated as of March 7, 1997 between RenaissanceRe Holdings Ltd., a Bermuda company (the "Company") and The Bank of New York, as Trustee; the Purchase Agreement dated as of March 4, 1997 among the several initial purchasers identified therein, the Trust and the Company (the "Purchase Agreement"); the Registration Rights Agreement dated
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RenaissanceRe Holdings Ltd.
RenaissanceRe Capital Trust
July 3, 1997
Page 2


March 7, 1997 among the Trust, the Company and the "Initial Purchasers" (as defined therein) (the "Registration Rights Agreement"); the Registration Statement; and a certification of good standing of the Trust obtained as of a recent date from the State Office. In such examinations, we have assumed the genuineness of all signatures, the conformity to original documents of all documents submitted to us as drafts or copies or forms of documents to be executed and the legal capacity of natural persons to complete the execution of documents. We have further assumed for purposes of this opinion: (i) the due formation or organization, valid existence and good standing of each entity (other than the Trust) that is a party to any of the documents reviewed by us under the laws of the jurisdiction of its respective formation or organization;
(ii) except to the extent addressed by our opinion set forth in paragraph 1 below, the due authorization, execution and delivery by, or on behalf of, each of the parties thereto of the above-referenced documents; (iii) that no event has occurred subsequent to the filing of the Certificate of Trust that would cause a dissolution or liquidation of the Trust under the Original Governing Instrument or the Governing Instrument, as applicable; (iv) that the activities of the Trust have been and will be conducted in accordance with the Original Governing Instrument or the Governing Instrument, as applicable, and the Delaware Business Trust Act, 12 Del. C. (S)(S) 3801 et seq. (the "Delaware
                                ---- --             -- ----
Act"); (v) that each Person that will acquire Series B Capital Securities in the "Exchange Offer" (as defined in the Registration Statement and in any pre-effective amendment thereto and as used herein, the "Exchange Offer"), will validly tender Series A Capital Securities in exchange therefor, that such Series A Capital Securities will be duly accepted, and that such Person will duly receive Series B Capital Securities in consideration thereof, all in accordance with the terms and conditions of the Governing Instrument, the Registration Statement and the Registration Rights Agreement and that the Series B Capital Securities are otherwise issued and sold to the Series B Capital Securities Holders in accordance with the terms, conditions, requirements and procedures set forth in the Governing Instrument, the Registration Statement and the Registration Rights Agreement; and (vii) that the documents examined by us are in full force and effect, express the entire understanding of the parties thereto with respect to the subject matter thereof and have not been modified, supplemented or otherwise amended, except as herein referenced. We have not reviewed any documents other than those identified above in connection with this opinion, and we have assumed that there are no other documents that are contrary to or inconsistent with the opinions expressed herein. No opinion is expressed with respect to the requirements of, or compliance with, federal or state securities or blue sky laws. Further, we express no opinion as to, and assume no responsibility for, the Registration Statement or any other offering materials relating to the
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RenaissanceRe Holdings Ltd.
RenaissanceRe Capital Trust
July 3, 1997
Page 3


Series B Capital Securities. As to any fact material to our opinion, other than those assumed, we have relied without independent investigation on the above-referenced documents and on the accuracy, as of the date hereof, of the matters therein contained.

          Based on and subject to the foregoing, and limited in all respects to matters of Delaware law, it is our opinion that:

          1. The Series B Capital Securities have been duly authorized by the Governing Instrument for issuance, and when executed, authenticated and delivered in the Exchange Offer, pursuant to and in accordance with the terms of the Governing Instrument, as contemplated in the Registration Rights Agreement, the Registration Statement and the Purchase Agreement, will represent, subject to the qualifications set forth in paragraph 2 below, fully paid and non-assessable beneficial interests in the assets of the Trust.

          2. The Holders of Series B Capital Securities of the Trust, in such capacity, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware; provided, however, that we express no opinion with respect to the liability of any Series B Capital Security Holder who is, was or may become a named Trustee of the Trust, and that the Holders of the Series B Capital Securities may be subject to the withholding provisions of
Section 11.4 of the Governing Instrument and may be required to make payment or provide indemnity or security as set forth in the Governing Instrument or pursuant to the Exchange Offer.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name and reference to our opinion under the heading "LEGAL MATTERS" in the Prospectus forming a part thereof. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder. This opinion speaks only as of the date hereof and is based on our understandings and assumptions as to present facts, and on our review of the above-referenced documents and the application of Delaware law as the same exist as of the date hereof, and we undertake no obligation to update or supplement this opinion after the date hereof for the benefit of any person or entity with respect to any facts or circumstances that may hereafter come to our attention or any changes in facts or law that may hereafter occur or take effect. We understand that the firm of Willkie Farr & Gallagher wishes to rely as to certain matters of Delaware law on the opinions expressed herein in
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RenaissanceRe Holdings Ltd.
RenaissanceRe Capital Trust
July 3, 1997
Page 4


connection with the rendering of its opinion dated the date hereof and relating to the subject matter hereof, and we hereby consent to such reliance. Except as provided in the preceding sentence, this opinion is intended solely for the benefit of the addressees hereof in connection with the matters contemplated hereby and may not be relied on by any other person or entity or for any other purpose without our prior written consent.

                                Very truly yours,

                                MORRIS, NICHOLS, ARSHT & TUNNELL

                                /s/ Morris, Nichols, Arsht & Tunnell